UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2004

TASER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-074122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7860 E. McClain Dr., Suite 2
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 991-0791

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events. 2-For-1 Stock Split.

On April 6, 2004, the Company announced a 2-for-1 stock split of its Common Stock in the form of a 100% stock dividend with each shareholder of record on April 15, 2004 (the “Record Date”) being entitled to receive a stock dividend of 1 share of Common Stock of the Company for each 1 share of Common Stock held as of the Record Date with delivery on or about April 29, 2004.

Item 7. Exhibits.

Exhibit No.	Description
Exhibit No. (99)	Press Release dated April 6, 2004 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2004	TASER International, Inc.

	By:	/s/ DOUGLAS E. KLINT

Douglas E.Klint
Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Document
99	Press Release Dated April 6, 2004